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                             AMES DEPARTMENT STORES, INC.            Exhibit 20
                                JULY RESULTS VS. PLAN               Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                 July, 1995              Year-to-Date 1995
                                                Last                       Last
                              ActualPlan (a)  Yr (b)   Actual Plan (a)   Yr (b)
INCOME SUMMARY:
Net Sales                    $149.0  $147.9   $143.5   $945.9   $950.0   $927.1

FIFO  Margin     $             37.6    36.4     36.2    248.9    255.3    250.1
      Margin     %             25.2%   24.6%    25.2%    26.3%    26.9%    27.0%

Total Expenses                (41.8)  (42.7)   (42.9)  (267.2)  (274.1)  (278.2)

Other Income/Property Gains     2.0     2.2      3.7     19.7     14.7     20.8
                             ---------------------------------------------------
EBITDA                         (2.2)   (4.1)    (3.0)     1.4     (4.1)    (7.3)

Depreciation and Amort (net)   (0.2)   (0.2)     0.1     (1.2)    (1.1)     1.0
Net Interest Expense           (2.0)   (2.3)    (2.0)   (11.5)   (13.3)   (12.8)
Other Expenses, Incl LIFO         -       -      0.2     (0.1)       -     (3.3)
Non-Recur Gain - Wertheim Set     -       -        -        -        -     12.0
Extra. Item, Net of Tax           -       -        -        -        -     (1.5)
Non-Cash Inc. Tax (Prov.) Ben   1.3     2.0      1.5      3.4      5.6      3.4

                             ---------------------------------------------------
Net Income (Loss)             ($3.1)  ($4.6)   ($3.2)   ($8.0)  ($12.9)   ($8.5)
                             ===================================================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $19.8    $24.0    $31.8
Merchandise Inventories, LIFO                           498.3    492.2    484.3
Other Current Assets                                     36.6     40.5     39.2
                                                     ---------------------------
      Total Current Assets                              554.7    556.7    555.3
Net Fixed Assets                                         47.8     53.0     30.1
Long-Term Assets                                          4.8      5.2      7.3
                                                     ---------------------------
      Total Assets                                     $607.3   $614.9   $592.7
                                                     ===========================

Trade Accounts Payable                                 $126.2   $122.7    $99.6
Short-Term Debt (Revolver)                              114.1    125.0    106.4
Other Current Liabilities                               153.7    151.9    166.5
                                                     ---------------------------
      Total Current Liabilities                         394.0    399.6    372.5

Long-Term Debt                                           25.9     36.2     41.7
Other Long-Term Liabilities                              42.8     40.7     50.9

Unfavorable Lease Liability                              22.0     22.0     24.0
Fresh-start Excess Net Assets (Negative Goodwill)        45.6     45.6     51.7

Paid-In-Capital                                          81.0     80.3     73.5
Retained Earnings (Deficit)                              (4.0)    (9.5)   (21.6)
                                                     ---------------------------
      Total Stockholders' Equity                         77.0     70.8     51.9
                                                     ---------------------------
      Total Liabilities & Equity                       $607.3   $614.9   $592.7
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 6 of 7
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